United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2005

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In Shuffle Master’s Earnings Conference Call held at 1:30 p.m. Pacific time on September 6, 2005, Dr. Mark Yoseloff, Shuffle Master’s Chairman of the Board and Chief Executive Officer stated that, based on the success that the Company had achieved to date, the Company expected fiscal year 2006 to be a “breakout year” for the Table Master product.  Further, he stated that the Company expected both Entertainment Products lease and sales revenues will achieve record revenues in the fourth quarter of fiscal year 2005, on the strength of our Table Master product, as well as progress in the placing of traditional felt based table games.

Dr. Yoseloff also provided fiscal year 2006 earnings guidance for diluted earnings per share of $1.00 to $1.05.  This guidance does not include the adoption of FASB 123R.  As we stated in our Form 10-Q for the third quarter ended July 31, 2005, beginning with our quarterly period that begins November 1, 2005, we will be required to expense the fair value of stock options and similar awards.  While we have not yet completed our evaluation of this statement, we expect that the adoption of this statement will have a material impact on our results of operations.

Item 2.02 Results of Operations and Financial Condition

On September 6, 2005, Shuffle Master, Inc. (the “Company”) issued a press release announcing its financial results for its third quarter ended July 31, 2005.  The full text of the press release is furnished as Exhibit 99.1 to this report.  Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits

99.1                           Press release dated September 6, 2005, regarding the Company’s financial results for its third quarter ended July 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: September 6, 2005

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer